J.P. MORGAN COMMERCIAL MORTGAGE FINANCE CORP.
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-C2

                                                                    EXHIBIT 99.1
                                                                     PAGE 1 OF 2


ITEM 12. Security Ownership of Certain Beneficial Owners

As of December 31, 1998, the following persons were known to the Registrant to be the registered beneficial owners of more than 5% of the aggregate fractional undivided interest evidenced by each Class of the Certificates referenced below:

   TITLE              NAME AND ADDRESS               AMOUNT OF BENEFICIAL
  OF CLASS          OF BENEFICIAL HOLDERS       OWNERSHIP (ORIGINAL PRINCIPAL)      % CLASS
  --------          ---------------------       ------------------------------      -------
Class A       Cede & Co.                               $207,161,000.00               100%
              55 Water Street
              New York, New York  10041

Class AX      Cede & Co.                               $207,161,000.00               100%
              55 Water Street
              New York, New York  10041

Class B       Cede & Co.                                $16,755,000.00               100%
              55 Water Street
              New York, New York  10041

Class C       Cede & Co.                                $16,755,000.00               100%
              55 Water Street
              New York, New York  10041

Class D       Cede & Co.                                $16,755,000.00               100%
              55 Water Street
              New York, New York  10041

Class DX      Cede & Co.                                $50,265,000.00               100%
              55 Water Street
              New York, New York  10041

Class E       Cede & Co.                                $25,134,000.00               100%
              55 Water Street
              New York, New York  10041

Class F       Hare & Co.                                 $2,284,000.00               100%
              c/o The Bank of New York
              P.O. box 11203
              New York, New York  10286

Class G       TTNY & Co.                                $10,662,000.00               100%
              280 Park Avenue, 39W
              New York, New York  10017

Class NR      TTNY & Co.                                 $9,143,511.00               100%
              280 Park Avenue, 39W
              New York, New York  10017


Class R-I     CMI Investors 3, L.P.                           -0-                    100%
              2 Lincoln Center
              5420 LBJ Freeway, Suite 515
              Dallas, Texas  75240

Class R-II    CMI Investors 3, L.P.                           -0-                    100%
              2 Lincoln Center
              5420 LBJ Freeway, Suite 515
              Dallas, Texas  75240

Class R-III   CMI Investors 3, L.P.                           -0-                    100%
              2 Lincoln Center
              5420 LBJ Freeway, Suite 515
              Dallas, Texas  75240